Exhibit 99.1
SEVERANCE AGREEMENT
     THIS SEVERANCE AGREEMENT (“Agreement”), by and between FLOW INTERNATIONAL CORPORATION, a Washington corporation (the “Company”), and CHARLES M. BROWN (the “Executive”) is made and is effective as of September 21, 2010 (the “Effective Date”). Among the other things provided herein, the Company and the Executive have agreed to terminate the Employment Agreement between the Company and the Executive dated July 3, 2007 and as amended as of May 15, 2008 (the “Employment Agreement”).
TERMS AND CONDITIONS
     In consideration of the mutual covenants set forth herein, the Company and the Executive hereby agree as follows:
     1. Certain Defined Terms. In addition to terms defined elsewhere herein, the following terms have the following meanings when used in this Agreement with initial capital letters:
          (a) “Accrued Obligations” shall mean, as of the Date of Termination, the sum of (i) the Executive’s Base Salary through the Date of Termination to the extent not theretofore paid, (ii) the amount of any bonus, incentive compensation, deferred compensation and other cash compensation earned by the Executive under the terms of the relevant compensation policy as of the Date of Termination to the extent not theretofore paid and (iii) any vacation pay, expense reimbursements and other cash entitlements earned by the Executive or that are otherwise owed as of the Date of Termination to the extent not theretofore paid.
          (b) “Base Salary” means the Executive’s annual base salary rate, which as of the Effective Date has been set by resolution of the Board.
          (c) “Board” means the Board of Directors of the Company.
          (d) “Bonus” means the annual bonus amount (if any) paid by the Company to the Executive.
          (e) “Cause” means (i) the willful failure by the Executive to perform any duties of employment, as reasonably requested by the Board as documented in writing to the Executive, (after the provision to the Executive of a reasonable opportunity to cure (if cure is possible), but in no event more than twenty (20) days after written notice is provided by the Company) where the failure to so perform can reasonably be expected to adversely affect the Company in a manner that is not insignificant, (ii) the willful failure by the Executive to observe Company policies and/or policies of affiliates of the Company generally applicable to executives of the Company and/or its affiliates (after the provision to the Executive of a reasonable opportunity to cure (if cure is possible), but in no event more than twenty (20) days after written notice is provided by the Company), (iii) gross negligence or willful misconduct by the Executive in the performance of his duties, (iv) the commission by the Executive of any intentional act of fraud, theft or financial dishonesty with respect to the Company or any of its affiliates, or any felony or criminal act involving moral turpitude, and (v) the material breach by the Executive of this Agreement, including but not limited to any material breach by the Executive of the provisions of Section 5 hereof (after the provision to the Executive of a reasonable opportunity to cure (if cure is possible), but in no event more than twenty (20) days after written notice is provided by the Company). For purposes of this definition, no act or failure to act on the part of the Executive shall be considered “willful” unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive’s action or omission was in the best interest of the Company. Any act, or failure to act, based upon direction given in a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interest of the Company.
          (f) “Confidential Information” means any (i) information received by the Company from third parties which the Company is obligated to keep confidential and (ii) any confidential or proprietary information of the Company whether or not marked or otherwise designated as confidential including, but not limited to, information that is not generally known or readily ascertainable outside the Company regarding the Company’s finances, employees, plans, marketing, customers, vendors, products, technology, designs, techniques, research, development, testing, know-how and other activities. “Confidential Information” shall not include analyst reports, public customer solicitations, earnings call transcripts, interviews in any media format, public investor presentations, press releases by the Company or companies with which it does business, SEC filings, trade show materials, and other similar information in the public domain.
          (g) “Date of Termination” means the date specified in the Notice of Termination; provided, however, that if the Executive’s employment with the Company is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.
          (h) “Disability” means the Executive’s inability to substantially perform his duties of employment with the Company, with reasonable accommodation, as evidenced by a certificate signed either by a physician mutually acceptable to the Company and the Executive or, if the Company and the Executive cannot agree upon a physician, by a physician selected by agreement of a physician designated by the Company and a physician designated by the Executive; provided, however, that if such physicians cannot agree upon a third physician within thirty (30) days, such third physician shall be designated by the American Arbitration Association.
          (i) “Good Reason” means, without the Executive’s written consent, (i) a failure of the Company to remedy either of the following within twenty (20) calendar days after receipt by the Company of written notice thereof from the Executive: a material reduction in the Executive’s Base Salary or a material reduction in the Executive’s incentive or bonus pay opportunity (assuming 100% achievement of the quantitatively measurable conditions to receipt of such incentive or bonus pay, and all such qualitative conditions, in each case as applicable to the Executive in the most recent fiscal year and, for purposes herein the minimum incentive pay opportunity shall be a target amount of equity (in the form of restricted shares of common stock and/or stock options to purchase common stock) in the Company not less than an amount equal to 200% of Base Salary), (ii) the assignment to the Executive of duties that are inconsistent with those of the Chief Executive Officer of the Company or that materially impair his ability to perform his duties (after the provision to the Company of a reasonable opportunity to cure (if cure is possible), but in no event more than twenty (20) days after written notice is provided by the Executive), or (iii) any relocation of the Executive’s office as assigned to him by the Company to a location more than fifty (50) miles from the Company’s existing offices in Kent, Washington.
          (j) “Notice of Termination” means a written notice which (i) indicates the specific termination grounds relied upon (e.g., Cause, Good Reason, Disability, etc.), (ii) sets forth in reasonable detail, if applicable, the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated, and (iii) if the Date of Termination is other than the date of receipt of such notice, specifies the termination date.
     2. Termination of Employment Agreement; Employment Rights; Termination of Employment.
          2.1. Termination of Employment Agreement. As of the Effective Date, the Employment Agreement shall terminate and be of no further force and effect.

          2.2. At-Will Employment. Nothing expressed or implied in this Agreement shall (i) constitute a modification of the at-will employment relationship between the Company and the Executive and (ii) create any right or duty on the part of the Company or the Executive to have the Executive remain in the employment of the Company.
          2.3. Termination for or without Cause or Good Reason. The Company may terminate the Executive’s employment immediately for Cause or without Cause. The Executive’s employment with the Company may be terminated by the Executive for Good Reason upon thirty (30) days’ written notice or without Good Reason.
          2.4. Termination due to Death or Disability. The Executive’s employment with the Company shall terminate automatically upon the Executive’s death. If the Company determines in good faith that the Disability of the Executive has occurred, it may give to the Executive written notice of its intention to terminate the Executive’s employment. In such event, the Executive’s employment with the Company shall terminate effective on the thirtieth (30th) day after receipt by the Executive of such notice given at any time after a period of one hundred twenty (120) consecutive days of Disability or a period of one hundred eighty (180) days of Disability within any twelve (12) consecutive months, and, in either case, while such Disability is continuing (“Disability Effective Date”); provided that, within the thirty (30) days after such receipt, the Executive shall not have returned to full-time performance of the Executive’s duties.
          2.5. Notice of Termination. Any termination of employment by the Company or by the Executive shall be communicated by a Notice of Termination to the other party hereto given in accordance with Section 11.2 of this Agreement. The failure by the Executive or Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of the basis for termination shall not waive any right of such party hereunder or preclude such party from asserting such fact or circumstance in enforcing his or its rights hereunder.
          2.6. Return of Company Equipment. On the date the Executive’s employment relationship with the Company is terminated, the Executive agrees to immediately return to the Company, at headquarters in Kent, Washington, all equipment and other property of the Company that the Executive may possess. The Executive may copy and then delete personal information from the memories of any such equipment where such information may reside, and may obtain the assistance of the Company’s IT department in so doing. Executive shall not be entitled to any post-termination payments or amounts until Executive returns all such equipment and property to the Company.
     3. Obligations of the Company upon Termination of Employment. The following provisions describe the obligations of the Company to the Executive upon termination of Executive’s employment with the Company, provided that the Executive agrees to, signs, and does not revoke a separation agreement presented by the Company that includes standard terms such as a release of all claims against the Company.
          3.1. Termination by Death, Disability, by the Company for Cause or by Resignation without Good Reason. In the event the Executive’s employment with the Company terminates by reason of Disability, by reason of the termination of the Executive’s employment by the Company for Cause, or by reason of the resignation of the Executive other than for Good Reason, the Company shall pay to the Executive all Accrued Obligations. In the event this Agreement terminates by reason of death, the Company shall pay to the Executive all Accrued Obligations and shall provide for immediate vesting in one hundred percent (100%) of any options (and such options shall be exercisable for a period of the earlier of (i) one (1) year after the Date of Termination or (ii) the expiration date of such options) and restricted stock previously granted but not yet vested as of the Date of Termination. To the extent that any of the amounts payable pursuant to this Section 3.1 during the first six (6) months following the Date of Termination are subject to the provisions of Section 409A of the Internal Revenue Code of 1986, as amended, such payments or compensation will not be paid until six (6) months following the Date of Termination.

          3.2. Resignation with Good Reason or Termination without Cause. If (i) the Company shall terminate the Executive’s employment other than for Cause (and other than due to the Executive’s death or Disability) or (ii) the Executive shall terminate his employment for Good Reason, the Executive shall receive, in addition to the Accrued Obligations, the following, provided that the Executive agrees to, signs, and does not revoke a separation agreement presented by the Company that includes standard terms such as a release of all claims against the Company:
               3.2.1. For a period of two (2) years following the Date of Termination, continuation of (a) the Executive’s then-current Base Salary, (b) the average of the two most recent Bonuses paid to the Executive (one or both of which may be zero), and (c) reimbursement to the Executive for the costs of the premiums (COBRA health insurance premiums for the first eighteen (18) months following the Date of Termination and the amount equal to such COBRA premiums for the following six (6) month period) paid by the Executive to participate, on terms and coverage no less favorable to the Executive than the terms and coverage offered to current senior executives of the Company, in health, life, hospitalization and disability insurance plans, provided, however, that salary and bonus amounts (as defined above) that would have normally been paid during the first six (6) months following the Date of Termination shall not be paid during such six months but instead shall be paid in a single lump sum on the six-month anniversary of the Date of Termination. After the first six (6) months following the Date of Termination, the salary and bonus (as defined above) will be paid in accordance with the Company’s executive payroll schedule; and
               3.2.2. Immediate vesting in (i.e., exercisability for) one hundred percent (100%) of any options and restricted stock granted but not yet vested as of the Date of Termination.
               3.2.3. Outplacement services from a third party outplacement service provider to be selected by the Executive provided that such services shall not exceed a cost to the Company of more than $20,000.
     4. Mitigation. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, nor shall any employment of the Executive affect the obligations of the Company to the Executive under this Agreement.
     5. Restrictive Covenants.
          5.1. Confidential Information. The Executive agrees that, both during and after his employment by the Company, he will maintain in confidence, and not disclose to any person or entity or otherwise use, any Confidential Information, except in the good faith performance of his duties or as authorized by the Company. Further, the Executive agrees that he will not use any Confidential Information received by the Company from a third party in any manner inconsistent with any agreement between the Company and such third party of which he is made aware. The Executive acknowledges that all memoranda, notes, documents, drawings, specifications, software, media and other materials containing any Confidential Information are the exclusive property of the Company and, in the event of the termination of his employment, agrees to immediately deliver to the Company all such material in his possession or control.
          5.2. Non-Competition; Non-Solicitation. The Executive acknowledges that the nature of his employment with the Company will give him access to trade secrets, confidential information of a technological nature, and specialized training and expertise in the specific businesses in which the Company competes. The Executive further acknowledges that he will have access to Confidential Information concerning customers of the Company and their specialized requirements, and concerning employees of the Company and their specialized abilities. The Executive acknowledges that the use of any of this information or expertise on behalf of a competitor of the Company and/or the solicitation of customers or employees of the Company would constitute unfair competition. Therefore, the Executive agrees that, during the Term (as defined below), he will not:

               5.2.1. Work directly or indirectly (as an employee, consultant, advisor, owner or otherwise) for any business or activity which competes anywhere in the Company’s worldwide marketplace with any product or service of the Company, including any product or service that the Company was actively researching, developing, manufacturing, marketing, distributing, or otherwise commercially exploiting or preparing to exploit as of the Date of Termination;
               5.2.2. Encourage, solicit, or attempt to induce (or assist others to encourage, solicit, or attempt to induce) any customer of the Company to reduce, restrict, or terminate its business relationship with the Company or to shift its business from the Company to any other supplier of competing goods or services;
               5.2.3. Encourage, solicit, or attempt to induce (or assist others to encourage, solicit, or attempt to induce) any employee of the Company to terminate his/her employment relationship with the Company or to work elsewhere with the Executive or any other business, person or activity; or
               5.2.4. Except as otherwise approved by the Board in advance, and except as a passive shareholder of the Company exercising voting rights in the Company, encourage, solicit, engage in, or be involved with, any offer or proposal for a merger, consolidation, recapitalization, liquidation or other business combination involving the Company or the acquisition or purchase of over 5% or more of any class of equity securities of the Company, or any tender offer or exchange offer that if consummated would result in any person or entity beneficially owning 5% or more of any class of the equity securities of the Company, or a substantial portion of the assets of, the Company and its subsidiaries taken as a whole, or any proxy solicitation involving the Company or members of the Board.
     For purposes of this subsection 5.2, “Term” means the period during which the Executive is employed by the Company as well as a period of two (2) years after the termination of Executive’s employment for any reason.
     6. Remedy for Violation of Section 5; Severability.
          6.1. Breach. The Executive acknowledges that the Company has no adequate remedy at law and will be irreparably harmed if the Executive breaches or threatens to breach the provisions of Section 5 of this Agreement and, therefore, agrees that the Company shall be entitled to injunctive relief to prevent any breach or threatened breach of such section and that the Company shall be entitled to specific performance of the terms of such section in addition to any other legal or equitable remedy it may have. In the event of a material breach of Section 5, the Company shall be relieved of the obligation to continue to provide or pay any compensation or benefits otherwise payable under this Agreement. Nothing in this Agreement shall be construed as prohibiting the Company from pursuing any other remedies at law or in equity that it may have or any other rights that it may have under any other agreement.
          6.2. Severability. The Executive acknowledges that he has carefully read all of the terms of Section 5 of this Agreement, that he has been advised by the Company to seek legal advice to assist him in this and agrees that all of such terms are necessary for the reasonable and proper protection of the Company’s business, that the Company has been induced to enter into its relationship with him and provide the consideration described herein upon his representations that he will abide by and be bound by each of such terms, and that each term is reasonable in its scope and duration. If for any reason any portion of Section 5 of this Agreement shall be held by a court of competent jurisdiction to be invalid or unenforceable, the parties agree that the remaining portions of Section 5 of this Agreement shall remain in full force and effect and that such court, upon the request of the Company, may construe and/or modify such invalid or unenforceable portion in a valid and enforceable manner that most closely reflects the effect and intent of the original language.
     7. Withholding. Anything in this Agreement to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Executive shall be subject to withholding, at the time payments are actually made to the Executive and received by him, of such amounts relating to taxes as the

Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, in whole or in part, the Company may, in its sole discretion, accept other provision for payment of taxes as required by law, provided that it is satisfied that all requirements of law as to its responsibilities to withhold such taxes have been satisfied.
     8. Arbitration. The parties agree that any dispute arising out of this Agreement shall be resolved by the parties through confidential mediation or final and binding confidential arbitration. The parties will first attempt to mediate the dispute before a neutral mediator agreed upon by the parties. If mediation is not successful, the dispute will be submitted to final and binding confidential arbitration before a neutral arbitrator agreed upon by the parties. Except as specifically provided herein, the mediation or arbitration shall be governed by the rules of the American Arbitration Association or such other rules as agreed to by the parties. Both parties agree that the procedures outlined in this Section 8 are the exclusive methods of dispute resolution, except for any action by the Company for injunctive relief, which may be brought under Section 6.1 of this Agreement in a state or federal court of competent jurisdiction. The mediation or arbitration proceedings shall be conducted in Seattle, Washington or such other location to which the parties may agree. The Company will share equally with the Executive all mediation and arbitration fees and each party will bear their own respective costs and attorneys fees in the mediation or arbitration unless the arbitrator, in his or her discretion, awards costs (but not fees) to one party.
     9. Successors. This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive’s heirs and legal representatives. Subject to the provisions of Section 3, this Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. As used in this Agreement, the term “Company” shall include any successor to the Company’s business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.
     10. Representations.
          10.1. Representations of the Company. The Company represents and warrants that (i) the execution of this Agreement has been duly authorized by the Company, including action of the Board, (ii) the execution, delivery and performance of this Agreement by the Company does not and will not violate any law, regulation, order, judgment or decree or any agreement, plan or corporate governance document of the Company and (iii) upon the execution and delivery of this Agreement by the Executive, this Agreement shall be the valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).
          10.2. Representations of the Executive. The Executive represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by the Executive does not and will not, violate any law, regulation, order, judgment or decree or any agreement to which the Executive is a party or by which he is bound, (ii) the Executive is not a party to or bound by any employment agreement, noncompetition agreement or confidentiality agreement with any person or entity that would interfere with this Agreement or his performance of services hereunder, and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of the Executive, enforceable in accordance with its terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).
     11. Miscellaneous.
          11.1. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington, without reference to principles of choice of law. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This

Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors or legal representatives.
          11.2. Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party, by nationally recognized overnight courier, or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:
          If to the Executive:

Charles M. Brown
President and Chief Executive Officer
Flow International Corporation
23500 64th Avenue South
Kent, Washington 98032

with a copy to:

Thomas E. Glennon, Esq.
Thomas E. Glennon, P.A.
4700 Wells Fargo Center
90 South Seventh Street
Minneapolis, MN 55402
          If to the Company:

Flow International Corporation
23500 64th Avenue South
Kent, Washington 98032
Attn: General Counsel

with a copy to:

Robert S. Jaffe, Esq.
K&L Gates LLP
925 Fourth Avenue, Suite 2900
Seattle, Washington 98104
or to such other address as either of the parties shall have furnished to the other in writing in accordance herewith. Notices and other communications shall be effective upon delivery, which may be established by a signed receipt or other customary evidence.
          11.3. No Penalty. None of the provisions of this Agreement shall be deemed to impose a penalty.
          11.4. Enforceability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.
          11.5. No Waiver. Any party’s failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision hereof.
          11.6. Integration. No promises or other communications made by either the Company or the Executive are intended to be binding unless they are set forth in this Agreement. This Agreement contains the entire agreement between the parties and replaces and supersedes any prior agreements, including the Employment Agreement.

          11.7. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

FLOW INTERNATIONAL CORPORATION

By:	/s/ Kathryn L. Munro

Its:	Chairman of the Board

CHARLES M. BROWN

/s/ Charles M. Brown